UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 12, 2013
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	010-36056 (Commission File Number)	94-3156479 (I.R.S. Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of principal executive offices)
(781) 565-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 12, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Nuance Communications, Inc. (the “Company”) approved an amendment (the “Amendment”) to the existing employment agreement (the “Employment Agreement”) with Paul Ricci, the Company’s Chairman and Chief Executive Officer. The Amendment extends the term of the Employment Agreement for an additional year through November 11, 2015. The term of the Employment Agreement may be extended for additional one-year terms upon the mutual written consent of the Company and Mr. Ricci at least 180 days prior to November 11, 2015 or the expiration of any successive one-year term. Mr. Ricci will receive an annual base salary of $800,000 with an annual bonus opportunity, of up to 150% of his base salary, which shall be based upon the achievement of performance criteria established by the Committee related to the Company’s achievement of goals for proforma revenue and earnings or other performance goals. Once the performance goals have been approved by the Committee, which will occur on or before November 29, 2013, they cannot be changed. Mr. Ricci will also receive the following equity-based compensation awards: (i) 250,000 stock purchase rights, at a per share purchase price equal to the par value of the Company’s common stock, which shall vest on November 11, 2015 and (ii) 250,000 restricted stock units which shall vest based on the achievement of performance criteria determined by the Committee for the Company’s fiscal year 2015. The performance goals for the RSU Award were determined and approved by the Compensation Committee on November 12, 2013 and they may not be changed.

The Amendment also eliminates the tax gross up for reimbursements for (i) up to $50,000 of services provided under an enhanced executive medical program, (ii) $25,000 of tax and financial planning services and (iii) a $20,000 car allowance. The Amendment also restricted the post-retirement reimbursement allowance to a maximum of $25,000 per year and $250,000 in the aggregate.

The Committee also approved a retention agreement with Janet M. Dillione, the Company’s Executive Vice President and GM Healthcare, to be in effect through September 30, 2014 (the “Retention Agreement”). The Retention Agreement provides that if Ms. Dillione’s employment is terminated without “cause” (as such term is defined in the Retention Agreement), Ms. Dillione will receive (i) a lump sum payment equal to 100% of base salary, (ii) a lump sum payment equal to the pro-rated annual target bonus for the year of termination, based on actual performance, (iii) 100% accelerated vesting of 37,500 time-vested and 37,500 performance-vested restricted stock units granted to Ms. Dillione on December 17, 2012, with performance-vesting based on actual achievement if employed for the full fiscal year, and (iv) Company paid COBRA medical continuation coverage for 12 months following termination. The foregoing benefits will be paid in lieu of severance under Ms. Dillione’s existing offer letter dated March 29, 2010. The Retention Agreement further provides that the Company must provide a 90 day notice period, or payment in lieu of notice, prior to terminating Ms. Dillione’s employment without cause. Severance benefits described above are conditioned on Ms. Dillione executing a release of claims in favor of the Company.

The Committee also approved enhancements to the existing severance and change of control benefits for Thomas Beaudoin, the Company’s Chief Financial Officer; Steve Chambers, the Company’s Executive Vice President Worldwide Sales and Chief Marketing Officer; Janet Dillione, the Company’s Executive Vice President and GM Healthcare, and Bruce Bowden, the Company’s Executive Vice President Corporate Strategy and Development. Details are as follows:

Thomas Beaudoin - An increase in severance in the event of a termination without cause other than within 12 months following a change of control from 6 months to 12 months of base salary and Company paid COBRA medical continuation coverage for 12 months following termination.

Steve Chambers - An increase from 6 months to 12 months in the length of the period following a change of control during which Mr. Chambers is eligible for enhanced severance upon a termination without “cause” or resignation for “good reason.”

Messrs. Beaudoin, Chambers and Bowden - An enhancement of post-change of control severance benefits by (i) providing for severance upon a resignation for “good reason“ in addition to termination without “cause”; (ii) adding a lump sum payment equal to 100% of the annual target bonus for the year of termination, or the year preceding the change of control, if greater; and (iii) providing that upon a change of control, performance shares for the year of the change of control will vest in full based on continued service through the end of the performance period, or upon an earlier termination without “cause” or for “good reason”.

Ms. Dillione - An enhancement of post-change of control severance benefits by (i) providing for severance upon a resignation for “good reason“ in addition to termination without “cause”; (ii) adding a lump sum payment equal to 100% of the annual target bonus for the year of termination, or the year preceding the change of control, if greater; and (iii) providing that upon a change of control, performance shares for the year of the change of control will vest in full based on continued service through the end of the performance period, or upon an earlier termination without “cause” or for “good reason”. Ms. Dillione's Change of Control Agreement includes provisions coordinating payments between the Change of Control Agreement and the Retention Agreement to avoid duplication of payments.

The Committee also approved the grant of additional equity awards to each of Messrs. Beaudoin and Bowden and Ms. Dillione as follows:

Thomas Beaudoin, (i) 50,000 time-based restricted stock units, vesting one-half on September 30, 2015 and one-half of which shall vest on September 30, 2016; and (ii) 100,000 restricted stock units vesting one-half in 2015 and one-half in 2016 based on the achievement of performance criteria determined by the Committee.

Bruce Bowden, (i) 50,000 time-based restricted stock units, 15,000 shares of which will vest on December 31, 2013, 5,000 shares of which will vest on September 30, 2014, 5,000 shares of which will vest on September 30, 2015 and 25,000 shares of which will vest on September 30, 2016; (ii) 100,000 restricted stock units that will vest 10,000 on February 4, 2014, 15,000 that will vest in 2014, 25,000 that will vest in 2015 and 50,000 that will vest in 2016 based on the achievement of performance criteria determined by the Committee.

Janet Dillione, (i) 52,500 time-based restricted stock units, 17,500 of which shall vest on September 30, 2014 and 35,000 of which shall vest on September 30, 2015; and (ii) 97,500 restricted stock units, 32,500 of which shall vest in 2015 and 65,000 of which shall vest in 2016 based on the achievement of performance criteria determined by the Committee.

On November 13, the Board of Directors of the Company approved an amendment to the Company’s 1995 Directors’ Stock Plan (the “Directors’ Plan”) to provide for full vesting of all awards upon the occurrence of a “Corporate Transaction,” as such term is defined in the Directors’ Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: November 18, 2013	By:	/s/ Thomas Beaudoin
Thomas Beaudoin
Chief Financial Officer